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                                                                    Exhibit 23.4


              [Letterhead of Netherland, Sewell & Associates, Inc.]

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         As petroleum engineers, we hereby consent to the inclusion of the information included or incorporated by reference in this Registration Statement on Form S-4 with respect to the oil and gas reserves of Vintage Petroleum, Inc. for the United States, Argentina, Ecuador and Trinidad, the future net revenues from such reserves, and the present value thereof, which information has been included or incorporated by reference in this Registration Statement on Form S-4 in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Registration Statement on Form S-4.

                                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                                           By: /s/ Frederick D. Sewell
                                               ---------------------------------
                                               Frederic D. Sewell
                                               President

Dallas, Texas
May  24, 2002